Exhibit 5.1 & 23.1

WILLIAM M. AUL
ATTORNEY AT LAW
7676 Hazard Center Drive, Suite 500
San Diego, CA  92108

June 29, 2007
The Board of Directors
Cal Alta Auto Glass, Inc.
#8  3927 Edmonton Trail N.E.
Calgary, Alberta  T2E6T1
Canada

Ladies and Gentlemen:
      In my capacity as special counsel for
 Cal Alta Auto Glass, Inc., a Nevada corporation (the
Company), I have participated in the corporate
 proceedings relative to the authorization by the Company of a maximum of 1,530,000 shares of common stock pursuant to the Plan as set out and described in the Companys Registration Statement on Form S 8 under the Securities Act of 1933
(the Registration Statement). I have also participated in the preparation and filing of the Registration Statement.
	Based upon the foregoing and upon my examination of originals (or copies certified to my satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the
 Company, having regard for the legal
considerations which I deem relevant, I am of the opinion that:

	(1)  The Company is a corporation duly
 organized and validly existing under the laws of the State of Nevada;
	(2)  The Company has taken all requisite
 corporate action and all action required by the laws of the State of Nevada with respect to the authorization, issuance and sale of the shares of common and preferred stock to be issued pursuant to the Registration Statement;
	(3)  The 1,530,000 shares of common stock,
when issued pursuant to the Registration
Statement, will be validly issued, fully paid and non-assessable.
	This Opinion is restricted to the application of the Securities Act of 1933. I have not been asked to give or provide any review of the application of the laws of any other jurisdiction.
	I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to myself in the Registration Statement.
Yours very truly,

/s/ William M. Aul
WILLIAM M. AUL